Exhibit 99.3

LETTER OF INSTRUCTION

TO REGISTERED HOLDER AND/OR PARTICIPANT OR

ACCOUNT HOLDER IN THE DEPOSITORY TRUST COMPANY,

EUROCLEAR OR CLEARSTREAM

OFFER TO EXCHANGE

4% GUARANTEED SENIOR NOTES DUE 2010

4.95% GUARANTEED SENIOR NOTES DUE 2014, AND

6% GUARANTEED SENIOR NOTES DUE 2034

OF

TELECOM ITALIA CAPITAL

UNCONDITIONALLY GUARANTEED BY

TELECOM ITALIA S.p.A.

PURSUANT TO THE PROSPECTUS, DATED [•], 2005, OF TELECOM ITALIA CAPITAL AND TELECOM ITALIA S.p.A. (THE “PROSPECTUS”).

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON [•], 2005, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M.,
NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Participant or Account Holder in The Depository Trust Company, Euroclear or Clearstream:

The undersigned hereby acknowledges receipt of the Prospectus and the accompanying letter of transmittal (the “Letter of Transmittal”) which together constitute the offer (the “Exchange Offer”) from Telecom Italia Capital, a société anonyme organized under the laws of Luxembourg (“Telecom Italia Capital”), to exchange all of its outstanding 4% Guaranteed Senior Notes due 2010—(Common Codes: 020253835 and 020253851; CUSIP Nos.: 87927VAG3 and T92762AD4; ISIN Nos.: US87927VAG32 and UST92762AD47) (the “Outstanding 2010 Notes”), all of its outstanding 4.95% Guaranteed Senior Notes due 2014—(Common Codes: 020253908 and 020253932; CUSIP Nos.: 87927VAH1 and T92762AE2; ISIN Nos.: US87927VAH15 and UST92762AE20) (the “Outstanding 2014 Notes”), and all of its outstanding 6% Guaranteed Senior Notes due 2034—(Common Codes: 020253983 and 020254041; CUSIP Nos. 87927VAJ7 and T92762AF9; ISIN Nos. US87927VAJ70 and UST92762AF94) (the “Outstanding 2034 Notes” and, together with the Outstanding 2010 Notes and Outstanding 2014 Notes, the “Outstanding Notes”) for a like aggregate principal amount of 4% Guaranteed Senior Notes due 2010, 4.95% Guaranteed Senior Notes due 2014 and 6% Guaranteed Senior Notes due 2034 that, in each case, have been registered under the Securities Act (“Exchange Notes”).

Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or participant or account holder in The Depository Trust Company, Euroclear or Clearstream, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding 2010 Notes, Outstanding 2014 Notes or Outstanding 2034 Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding 2010 Notes, Outstanding 2014 Notes or Outstanding 2034 Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

U.S. Dollar Amount of the Outstanding 2010 Notes

U.S. Dollar Amount of the Outstanding 2014 Notes:

U.S. Dollar Amount of the Outstanding 2034 Notes:

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	to TENDER the following Outstanding 2010 Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING 2010 NOTES, TO BE TENDERED, IF ANY):

☐	NOT to TENDER any Outstanding 2010 Notes held by you for the account of the undersigned

☐	to TENDER the following Outstanding 2014 Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING 2014 NOTES TO BE TENDERED, IF ANY):

☐	NOT to TENDER any Outstanding 2014 Notes held by you for the account of the undersigned

☐	to TENDER the following Outstanding 2034 Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING 2034 NOTES TO BE TENDERED, IF ANY):

$

☐	NOT to TENDER any Outstanding 2034 Notes held by you for the account of the undersigned

If the undersigned instructs you to tender Outstanding 2010 Notes, Outstanding 2014 Notes or Outstanding 2034 Notes hereby for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned is not an “affiliate” of either Telecom Italia Capital or Telecom Italia S.p.A. as defined in Rule 405 promulgated under the Securities Act; (ii) the undersigned is not engaged in, nor does it intend to engage in, nor does it have any arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes; (iii) if the undersigned is a broker-dealer, it will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities (other than transfer restricted securities acquired directly from Telecom Italia Capital or Telecom Italia S.p.A. or an affiliate of Telecom Italia Capital or Telecom Italia S.p.A.) and that the undersigned will deliver a prospectus in connection with the resale of any Exchange Notes issued in exchange for such Outstanding Notes; (iv) any Exchange Notes acquired pursuant to the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned; and (v) it is not acting on behalf of any person who could not truthfully make the foregoing representations, (b) to make such acknowledgments and agreements, on behalf of the undersigned, as are set forth in the Letter of Transmittal, and (c) to take all such other actions as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Outstanding Notes that the undersigned has indicated above. By representing that it will deliver a prospectus in the circumstances indicated in clause (a)(iii) of the preceding sentence and by so delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The undersigned also warrants and agrees that acceptance of any tendered Outstanding Notes by Telecom Italia Capital and the issuance of Exchange Notes in exchange therefore shall constitute performance in full by Telecom Italia Capital and Telecom Italia S.p.A of their obligations to provide registration rights under that certain Registration Rights Agreement, dated as of September 28, 2004, among Telecom Italia Capital, Telecom Italia S.p.A and the initial purchasers named therein, and that Telecom Italia Capital and Telecom Italia S.p.A shall have no further registration obligations thereunder. The undersigned will comply with its obligations under such Registration Rights Agreement. The undersigned has read and agrees to all terms of the Exchange Offer.

☐	Check this box if the beneficial owner of the Outstanding Notes is a broker-dealer and such broker-dealer acquired the beneficial interests in the Outstanding Notes for its own account as a result of market-making or other trading activities. IF THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO THE FOLLOWING ADDRESS:

Delivery to the Exchange Agent JPMorgan Chase Bank, N.A:

By Registered or Certified Mail:	By Overnight Delivery:	By Hand:

JPMorgan Chase Bank, N.A. Institutional Trust Services P.O. Box 2320 Dallas, TX 75221-2320 Attn: Frank Ivins Personal & Confidential	JPMorgan Chase Bank, N.A. Institutional Trust Services 2001 Bryan Street 9th Floor Dallas, TX 75201 Attn: Frank Ivins Personal & Confidential	JPMorgan Chase Bank, N.A. Institutional Trust Services Window 4 New York Plaza, 1st Floor New York, NY 10004-2413

By Overnight Delivery or by Hand:

J.P. Morgan Bank Luxembourg S.A.

6 route de Trèves,

L-2633 Senningerberg

(Municipality of Niederanven)

Luxembourg

To Confirm by Telephone or for Information Call: (800) 275-2046	By Facsimile Transmission (for Eligible Institutions Only) (214) 468-6494

SIGN HERE

(Name of beneficial owner(s))

(Signature(s))

(Name(s)—please print)

(Address)

(Telephone number, including Area Code)

(Taxpayer Identification or Social Security Number)

(Date)